Exhibit 10.9


                              Cooperation Agreement











                                   August 2003

                                     Beijing

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Party A [ ] China Netcom Corporation Ltd. Beijing Company (Hereinafter called
            "CNC")
Address [ ]
Code [ ]
Contact person [ ]
Tel [ ]
Fax [ ]


Party B [ ] Beijing In-Touch Information System Co., Ltd
Address [ ] 6th Floor, Hanwei Plaza, Guanghua Road, Chaoyang District, Beijing
            (Hereinafter called "IN-TOUCH")
Code [ ] 100004
Contact person [ ] Frank Jia
Tel [ ] +86-10-6561-0198
Fax [ ] +86-10-6561-0196


Directly leaded and supported by State Council and Ministry of Information, CNC is a new-generation large state-owned telecom operator founded by four entities:
China Academy of Sciences, The State Administration of Radio Film and Television, Ministry of Railway and Shanghai Government. At present, it is constructing the first fibred IP over DWDM high-speed broadband backbone-CNCnet covering the whole China. It can provide complete telecom service including voice, data, image, fax and all kinds of value-added service.

As the partner of Beijing Wireless broadband public information network, cooperating with domestic large telecom operators, satellite communication enterprises, wireless communication enterprise, IN-TOUCH provides the service ranging from network design, equipment installation, network operation, maintenance, seamless connection of different networks to the total solution including high speed internet access, inner IP voice communications and various value added service for multinational companies, large companies and government etc. The affiliates and subsidiaries of IN-TOUCH have the right to cooperate with CNC in the cooperation scope outlined by this Agreement.

I  Cooperation Brief

Adhering to the principle of well exerting CNC's advantages in telecom resources and IN-TOUCH's advantages in wireless communications, both parties will cooperate in all respect and form.

II Cooperation Scope

As one of the largest telecom operators in China, CNC has extensive Internet port resources, which can provide IN-TOUCH top-quality broadband internet access. CNC will provide favorable support. Both parties will sign CNC's Internet access agreement.

In the areas covered by CNC's network, INTOUCH can provide access service to its customers by using CNC's MAN. CNC will provide favorable support. Both parties will sign CNC's leased line rental agreement. IN-TOUCH can make the best use of CNC's existing network resources to realize seamless interconnection of its own network and to expand its network covering area. CNC will provide favorable support. Both Parties will sign CNC's domestic leased line agreement and CNC's international leased line agreement.

Both Parties will cooperate in IDC, VPN, 171Dialing and IP phone business in whole country, which are not against state policy.

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III Responsibilities

CNC's responsibilities

In compliance to policy and according to the clause 2 of Cooperation Scope in this Agreement, CNC will provide INTOUCH telecom service within cooperation scope. The service and price will be discussed in the future according to INTOUCH's requirements. CNC will offer favorable price when both parties sign the detailed contract.

INTOUCH'S responsibilities

IN-TOUCH should comply to PRC's Computer Internet Security Management rules and relevant legal rules and laws.

IV Cooperation Conditions

During the cooperative period, should any party of this agreement choose the cooperative partner to do business that is conducted by the other party, preference shall be given to the other party.

V Both parties came to the agreement with above content. The detailed operation documents will be discussed and made by both parties. Other cooperation will be discussed in the future.

VI Non-disclosure

Whether it is within the period of validity or after the termination of the Contract, neither party shall disclose to the other party's any secret obtained during the signing process or the implementation process of this Contract. If disclosure by one party results in the loss to the other party, the party suffering from such loss shall have the right to request compensation from the party who discloses the trade secret. If disclosure required by project cooperation, either party have to provide the information to the third party. This disclosure party should ask for another party's permission and make sure that the third party will not disclose to others.

VII Dispute Resolution

If there is any dispute arising during the implementing process, the two parties shall hold friendly consultation. If the parties cannot reach a settlement, the disputes shall be submitted to Beijing Arbitration Committee.

VIII Commencement and Termination of the Agreement

The Agreement will take into effect after the signature of the authorized representatives of both parties. Either Party may terminate this Agreement with a one(1) month notice.

Party A [ ] China Netcom
Signature of representative [ ]
Date [ ]
Seal [ ]

Party B [ ] Beijing In-touch Information System Co., LTD
Signature of representative [ ]
Date [ ]
Seal [ ]